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                                                              EXHIBIT 10-36


                           THE DETROIT EDISON COMPANY
    (adopted by DTE Energy Company on December 2, 1995, as its Plan effective January 1, 1996)

                            LONG-TERM INCENTIVE PLAN
               (adopted by Detroit Edison shareholders 4/24/1995)

            (This copy includes amendments through February 22, 2000)


Section 1. Purpose.

    The purpose of this Long-Term Incentive Plan is to more closely align the interests of key employees of The Detroit Edison Company, its Subsidiaries and any successor corporation with those of shareholders by rewarding long term growth and profitability. In the emerging competitive environment, placing more pay at risk will foster the desired results by providing key employees additional incentives to devote their best efforts to pursue and sustain the Company's financial success through the achievement of corporate goals. In addition, ownership of stock assists in the attraction and retention of qualified employees and Directors. Accordingly, certain key employees may be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units. Nonemployee Directors will also receive Awards of Common Stock.

Section 2. Definitions.

    A. "Agreement" shall mean a written Agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award. Agreements shall be subject to the express terms and conditions set forth herein, and to such other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.

    B. "Award" shall mean an Option (which may be designated as a Nonqualified Stock Option or an Incentive Stock Option), a Stock Appreciation Right (which may be designated as a Freestanding SAR or a Tandem SAR), Restricted Stock, Performance Shares or Performance Units, in each case granted under this Plan. Each such Award shall be evidenced by an Agreement. The term shall also include non-discretionary awards of Common Stock to Nonemployee Directors pursuant to
Section 10 of the Plan.

    C. "Board" shall mean the Board of Directors of the Company.

    D. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    E. "Committee" shall mean the Organization and Compensation Committee of the Board, or such other Board Committee as may be designated from time to time by the Board, or the Chief Executive Officer of the Company if appointed in accordance with Section 4. All directors serving on the Organization and Compensation Committee at any given time shall be "disinterested persons" as that term is used in Rule 16b-3, and the number of directors serving on the Committee at any given time shall be no less than the number then required by Rule 16b-3.

    F. "Common Stock" shall mean shares of common stock of the Company, subject to adjustment as provided in Section 13.

    G. "Company" shall mean The Detroit Edison Company, a Michigan corporation, and any successor corporation.

    H. "Date of Grant" means the date specified by the Committee pursuant to
Section 4 hereof on which a grant of Options, SAR's, Restricted Stock, Performance Shares or Performance Units shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

    I. "Employee" shall mean (i) an employee of the Company or a Subsidiary, whether or not an officer thereof, and shall include any such employee who is also a Director of the Company or a Subsidiary, and (ii) a director of a Subsidiary who is not a Nonemployee Director.

    J. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.



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    K. "Exercise Price" shall mean, with respect to each share of Common Stock subject to an Option, the price fixed by the Committee at which such share may be purchased pursuant to the exercise of such Option.

    L. "Fair Market Value" shall mean the fair market value of the Common Stock determined by the Committee by whatever method or means the members, in the good faith exercise of their discretion, at that time shall deem appropriate.

    M. "Freestanding SAR" shall mean a right, granted pursuant to this Plan without reference or relationship to any Option, of an Employee to receive cash, shares of Common Stock, or a combination thereof, as the case may be, having an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise of such SAR over the Fair Market Value of one such share on the Date of Grant of such SAR.

    N. "Incentive Stock Option" or "ISO" shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended by the Committee to constitute an ISO. Any ISO granted hereunder must be granted within ten years from the date of adoption of the Plan by the Board. If for any reason an Option (or any portion thereof) intended by the Committee to be an ISO nevertheless does not so qualify as an ISO under the Code, either at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or any portion thereof) and instead the nonqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option irrespective of the manner in which it is designated in the Option Agreement.

    O. "Nonemployee Director" shall mean a Director of the Company who is not an employee of the Company or any Subsidiary.

    P. "Nonqualified Stock Option" or "NQSO" shall mean an Option that is not an ISO.

    Q. "Option" shall mean the right, granted pursuant to this Plan, of a holder to purchase shares of Common Stock at an Exercise Price and upon terms to be specified by the Committee. The term shall include a Nonqualified Stock Option or an Incentive Stock Option.

    R. "Optionee" means the person so designated in an Agreement evidencing an outstanding Option.

    S. "Performance Measures" shall mean (1) in the case of Performance Shares or Performance Units, those criteria and objectives determined by the Committee the attainment of which during the applicable Performance Period would be a pre-condition to settlement of such Award, and (2) in the case of Restricted Stock, those Committee-determined criteria and objectives (if any) which, if not met during the applicable Restriction Period, would cause a forfeiture of such Award and/or which, if met during the otherwise applicable Restriction Period, would cause an early termination of the Restriction Period. The Performance Measures applicable to any Award to an Employee who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision) shall be limited to criteria and objectives related to: (i) shareholder value growth based on stock price and dividends, (ii) customer price, (iii) customer satisfaction, (iv) growth based on increasing sales or profitability of one or more business units,
(V) PERFORMANCE OF THE COMPANY AGAINST THE DOW JONES ELECTRIC UTILITY INDUSTRY GROUP, A PEER GROUP OR SIMILAR BENCHMARK SELECTED BY THE COMMITTEE, (VI) EARNINGS PER SHARE GROWTH OF THE COMPANY, (VII) IMPROVEMENT OF EMPLOYEE SATISFACTION, OR (VIII) THE COMPANY'S INSTITUTE OF NUCLEAR POWER OPERATIONS ("INPO") PERFORMANCE ACHIEVEMENT; provided, however, that the Committee may impose any other subjective or objective criteria it may approve from time to time for the purpose of reducing the amount otherwise payable upon settlement of Performance Shares or Performance Units or for the purpose of increasing the number of shares of Restricted Stock that would otherwise be forfeited during the applicable Restriction Period. Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Subsidiary, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures to be unsuitable, the Committee may modify such Performance Measures, in whole or in part, as the Committee deems appropriate and equitable.

    T. "Performance Period" shall mean the period designated by the Committee during which the Performance Measures applicable to Performance Shares or Performance Units shall be measured. The Performance Period shall be established on the Date of Grant of such Performance Shares or Performance Units, and shall not be less than one year in duration. The duration of Performance Periods may vary.


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    U. "Performance Shares" shall mean the right, contingent upon attainment of
Performance Measures within a Performance Period, to receive a specified number of shares of Common Stock, which may be Restricted Stock, or, in lieu of all or any portion of such shares, their Fair Market Value in cash.

    V. "Performance Units" shall mean the right, contingent upon attainment of Performance Measures within a Performance Period, to receive a specified dollar amount or, in lieu of all or any portion of such amount, shares of Common Stock having the same Fair Market Value or the same number of shares of Restricted Stock. Each Performance Unit shall have a face amount of $1.00.

    W. "Plan" shall mean the Long-Term Incentive Plan set forth in this instrument, as amended from time to time.

    X. "Reorganization" shall mean the corporate reorganization of The Detroit Edison Company pursuant to resolutions adopted by the Board of Directors of The Detroit Edison Company on December 5, 1994 and January 23, 1995 (as such resolutions may be amended or supplemented from time to time) whereby it is proposed that a corporation ("Holding Company") will become the parent holding company of The Detroit Edison Company.

    Y. "Restriction Period" shall mean the period designated by the Committee during which Restricted Stock shall be subject to a substantial risk of forfeiture and may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, except as otherwise provided in the Plan.

    Z. "Restricted Stock" shall mean any shares of Common Stock issued pursuant to the Plan subject to a substantial risk of forfeiture pursuant to Section 83 of the Code and to the restriction that they may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, except as otherwise provided in the Plan, prior to termination of a Restriction Period. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

    AA. "Rule 16b-3" means Rule 16b-3 as promulgated and amended from time to time by the Securities and Exchange Commission under the Exchange Act (or any successor rule) as in effect with respect to the Company at a given time.

    BB. "Stock Appreciation Right" or "SAR" shall mean any Freestanding SAR or Tandem SAR.

    CC. "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may receive a grant of ISO's, "Subsidiary" means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

    DD. "Tandem SAR" shall mean a right, granted under this Plan, pursuant to which a holder may elect to surrender an Option, or any portion thereof, which is then exercisable, and receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock at the time of exercise over the per share Exercise Price specified in such Option, multiplied by the number of shares of Common Stock covered by such Option, or portion thereof, which is so surrendered.

    EE. "Tax Withholding Date" shall mean the date the withholding tax obligation first arises with respect to an Award.

Section 3. Limits on Available Shares and Freestanding SAR's

    A. Shares of Common Stock used for an Award under the Plan may be either authorized but unissued shares or authorized, issued and outstanding shares acquired by or on behalf of the Company in the name of an Award recipient (or permissible successor thereof) for purposes of granting or settling such Award, or may be a combination of the foregoing. Subject to adjustment as provided in
Section 13 of the Plan, the aggregate maximum number of shares which may be (i) issued or transferred upon the exercise of Options or SAR's, (ii) awarded as Restricted Stock and released from substantial risk of forfeiture thereof or
(iii) issued or transferred in payment of Performance Shares or Performance Units which have been earned is 7,200,000.

    B. Upon the full or partial payment of any Exercise Price by the transfer to the Company of Common Stock or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under the Plan by the transfer or relinquishment of Common Stock, there shall be deemed to have been issued or



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transferred under the Plan only the net number of shares of Common Stock actually issued or transferred by the Company less the number of shares of Common Stock so transferred or relinquished; provided, however, that the number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed the number of shares of Common Stock first specified above in Section 3(A), subject to adjustment as therein provided.

    C. Upon payment in cash of the benefit provided by any Award granted under the Plan, any shares of Common Stock that were covered by that Award shall again be available for issuance or transfer hereunder.

    D. The number of Performance Units (which each have a face amount of $1.00) that may be granted under this Plan shall not in the aggregate exceed 25,000,000. Performance Units that are granted under this Plan and are paid in shares of Common Stock or are not earned by the Employee at the end of the Performance Period shall be available for future grants of Performance Units hereunder.

    E. Notwithstanding any other provision of the Plan to the contrary, no Employee shall be granted Options for more than 300,000 shares of Common Stock or Stock Appreciation Rights for more than 300,000 shares of Common Stock during any period of five consecutive calendar years, subject to adjustment as provided in Section 13 of this Plan.

    F. Notwithstanding any other provision of the Plan to the contrary, in no event shall any Employee receive awards of Restricted Stock, Performance Shares and Performance Units having an aggregate value as of their respective Dates of Grant in excess of $750,000 in any calendar year or in excess of $3,500,000 in any period of five consecutive calendar years.

Section 4. Administration.

    The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to grant Awards to Employees under the Plan, to select the Employees to receive such Awards, to determine the type, size and terms of the Awards to be made to each Employee selected (which Awards need not be uniform), to determine the time when Awards to Employees will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. Any Award made to an Employee may provide for acceleration of the period of exercisability, lapse or alteration of the Restriction Period, or modification of any Performance Measure in the event of a change in control of the Company or any Subsidiary or other similar transaction or event. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect.

    All Committee determinations shall be final, conclusive and binding on the Company, any subsidiary, any employee, any non-employee director, beneficiary, legal representative, and any other interested parties. The Committee may authorize any one or more of their number, or any officer of the Company, to execute and deliver documents on behalf of the Committee. Further, the Special Committee on Compensation or such other Board committee designated by the Board to administer this Plan, in its discretion, may delegate to the Chief Executive Officer of the Company subject to such restrictions as it may impose, all or part of the Special Committee on Compensation or such other Board committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not "covered employees" under Section 162(m) of the Code; provided, that in no event may the Special Committee on Compensation or such other Board committee delegate its authority under Section 14 to amend this Plan. The Special Committee on Compensation or such other Board committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Chief Executive Officer of the Company that were consistent with the terms of the Plan. No member of the Special Committee on Compensation nor such other Board committee nor the Chief Executive Officer of the Company shall be liable for any action taken, or determination made, in good faith in connection with the administration of this Plan.

Section 5. Eligibility.

    All key Employees are eligible for selection by the Committee to receive an Award, except Employees covered by a collective bargaining Agreement with the Company or a Subsidiary which does not provide for coverage under this Plan. nonemployee Directors shall be eligible only for non-discretionary Awards under
Section 10 of the Plan.




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Section 6. Stock Options.

    A. Terms and Conditions.

        1. Type of Option. The Committee may make Awards of ISO's and NQSO's. Each Option Award shall specify whether the pertinent Option is intended as a Nonqualified Stock Option or an Incentive Stock Option.

        2. Number of Shares Covered. Each Option Award shall specify the number of shares of Common Stock subject to the pertinent Option.

        3. Exercise Period. Each Option Award shall specify the period (or periods) not in excess of 10 years during which the pertinent Option (or portions thereof) may be exercised, and the Option Agreement shall provide that the Option (or such portion) shall expire at the end of such period (or periods), and may be subject to earlier termination in the event of a change in control of the Company or any Subsidiary or other similar transaction or event, as provided in the Option Agreement.

        4. Exercise Price. The Exercise Price shall be determined by the Committee at the time any Option is granted, and shall be set forth in the Option Agreement. In no event shall the Exercise Price per share of any Option be less than 100% of the Fair Market Value per share on the Date of Grant.

        5. Manner of Exercise. The specified number of shares with respect to which an Option is exercised shall, subject to applicable tax withholding, be issued following receipt by the Company of (i) written notice of such exercise from the Optionee (in such form as the Committee shall have specified in the Option Agreement or otherwise) of an Option delivered to the Corporate Secretary or the Vice President and Treasurer of the Company, and (ii) payment, as provided herein, of the Exercise Price.

        6. Payment for Shares. (a) The Exercise Price shall be payable, in whole or in part, in (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted shares of Common Stock which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 6(A)(6)(b) below, on such basis as the Committee may determine in accordance with the Plan and (iv) any combination of the foregoing.

        (b) Any grant of a Nonqualified Stock Option may provide that payment of the Exercise Price may also be made in whole or in part in the form of shares of Restricted Stock or other Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Exercise Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Stock received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted Common Stock surrendered by the Optionee.

        (c) Any grant may provide for deferred payment of the Exercise Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

    B. Effect of Exercise of Option on Tandem SAR.

    Upon the exercise of an Option with respect to which a Tandem SAR has been granted, the number of shares of Common Stock with respect to which the SAR shall be exercisable shall be reduced by the number of shares with respect to which the Option has been exercised.



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Section 7.  Stock Appreciation Rights.

    A. Terms and Conditions.

        1. Type of SAR. Each SAR Award shall specify whether it relates to a Tandem SAR or to Freestanding SAR's.

        2. Number of Optioned Shares or Freestanding SAR's. In the case of any Tandem SAR, the SAR Award shall specify the Option and the number of shares of Common Stock subject thereto to which the SAR relates. Any SAR Award relating to Freestanding SAR's shall specify the number of such SAR's to which it relates.

        3. Exercise Period. Each SAR Award shall specify the period during which the pertinent SAR(s) may be exercised and the SAR Agreement shall provide that the SAR(s) shall expire at the end of each period (or periods) and may be subject to earlier termination in the event of a change in control of the Company or any Subsidiary or other similar transaction or event, as provided in the SAR Agreement. For a Freestanding SAR, such expiration date shall be no later than ten years from the Date of Grant thereof. For Tandem SAR's, such expiration date(s) shall be no later than the date(s) of expiration of the related Option, and a Tandem SAR shall be exercisable during its term only when and to the extent the related Option is exercisable. A Freestanding SAR shall be exercisable only during the period of the grantee's employment with the Company or a Subsidiary and for such post-termination exercise period as would apply under the Option Agreement had the Freestanding SAR Award to the grantee instead been an Award of NQSO's.

        4. Manner of Exercise. A SAR granted under the Plan shall be exercised by the holder by delivery to the Corporate Secretary or the Vice President and Treasurer of the Company of written notice of exercise in such form as shall have been specified in the SAR Agreement or otherwise.

        5. Payment to Holder. If the form of consideration to be received upon exercise of the SAR is not specified in the SAR Agreement, upon the exercise thereof, the holder may request the form of consideration he or she wishes to receive in satisfaction of such SAR, which may be in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock, as the holder shall request; provided, however, that the Committee, in its sole discretion, may consent to or disapprove any request of the Employee to receive cash in full or partial settlement of such SAR. Payment shall be subject to applicable tax withholding.

    B. Effect of Exercise of Tandem SAR on Related Option.

    Upon the exercise of a Tandem SAR, the number of shares covered by the related Option shall be reduced by the number of shares of Common Stock with respect to which such SAR is exercised.

Section 8. Restricted Stock.

    A. Terms and Conditions.

    The Committee may make Awards of Restricted Stock to Employees without additional consideration or may offer to sell Restricted Stock to Employees at a price that is equal to or less than its Fair Market Value. The terms and conditions of any such Restricted Stock Award shall be as determined by the Committee and shall be set forth in the Restricted Stock Agreement. The Restricted Stock Agreement shall specify the number of shares of Common Stock subject to the Award and the applicable Restriction Period or Periods. Any such Agreement may provide for forfeiture of shares covered thereby if specified Performance Measures are not attained during a Restriction Period and/or for termination of any Restriction Period upon attainment of Performance Measures, but in no event may any such Agreement permit termination of any Restriction Period earlier than three years after the Date of Grant of the pertinent Award except in the case of Awards that are subject to Performance Measures (in which case the Restriction Period shall be at least one year) or in the case of death, disability, retirement or in the event of a change in control of the Company or any Subsidiary or other similar circumstance in accordance with the provisions of the Restricted Stock Agreement.




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    B. Certificates Evidencing Ownership of Restricted Stock.

    During the Restriction Period, a certificate representing the Restricted Stock shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement.

    Certificates representing Restricted Stock together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock evidenced by such certificate in the event it is forfeited, shall be deposited by the recipient with the Company. Upon the termination of an applicable Restriction Period, and subject to remittance of applicable withholding tax, a certificate or certificates evidencing ownership of the number of shares of Common Stock theretofore evidenced by the certificate representing Restricted Stock, free of restrictive legend (other than any relating to a right of first refusal of the Company or required by any applicable securities laws), shall be issued to the Employee, his or her beneficiary(ies), or legal representative, promptly after the expiration of the Restriction Period.

    C. Rights With Respect to Shares During Restriction Period.

    Subject to the terms and conditions of the Restricted Stock Agreement, the Employee, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights, the right to receive cash or stock dividends thereon, and the right to participate in any capital adjustment of the Company. Any distributions with respect to shares of Restricted Stock other than in the form of cash shall be held by the Company, and shall be subject to the same restrictions as the shares with respect to which such distributions were made. Any grant or sale may require that any or all dividends or other distributions paid on the shares of Restricted Stock during the Restriction Period shall be automatically sequestered and may be reinvested on an immediate or deferred basis in additional shares of Common Stock, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

Section 9. Performance Shares and Performance Units.

    A. Terms and Conditions.

    The Committee may make Awards of Performance Shares and Performance Units. The terms and conditions of any Performance Share Award or a Performance Unit Award shall be set forth in the applicable Agreement. Such Agreement shall specify the number of Performance Shares or Performance Units subject to the Award, the Performance Period(s), which may be subject to earlier termination in the event of a change in control of the Company or any Subsidiary or other similar transaction or event, and the Performance Measures applicable to the Award.

    B. Payment.

    Following the end of a Performance Period applicable to a granted Award, the Committee shall determine the extent (if any) to which Performance Measures established for the Award were attained and, accordingly, the number, if any, of shares of Common Stock or the amount of cash that shall then become payable to the holder of the Award. If the Performance Shares or Performance Units are to be paid to the Employee in the form of shares of Restricted Stock, the recipient must execute a Restricted Stock Agreement as a condition of the issuance of such shares in his or her name.

Section 10. Non-discretionary Awards to Non-employee Directors.

    On the date of the 1995 annual meeting of Common Stock shareholders of the Company and on the date of each annual meeting of Common Stock shareholders of the Company held thereafter but prior to January 1, 1999, each Non-employee Director shall receive automatically an Award of 300 shares of Common Stock if he or she is elected at such meeting or continuing to serve immediately after such meeting as a Non-employee Director. The shares of Common Stock awarded pursuant to this Section 10 shall not be subject to any restriction under the Plan (other than any that may be required pursuant to Section 16(N)).



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Section 11. Withholding Taxes.

    The Company shall, if required by applicable law, withhold or cause to be withheld, Federal, state and/or local taxes in connection with the exercise, vesting or settlement of an Award. Unless otherwise provided in the applicable Agreement, each Employee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment,
(ii) subject to Committee approval, by delivery to the Company of a number of shares of Common Stock having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise, vesting or settlement of an Award, (iii) subject to Committee approval, by authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Employee pursuant to the exercise or vesting of an Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation, or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Company may refuse to satisfy the Award. The Company and the Employee may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

Section 12. Transferability.

    A. No Option or other derivative security (as that term is defined in Rule 16b-3) granted under the Plan may be transferred by an Employee except by will or the laws of descent and distribution. Options and Stock Appreciation Rights granted under the Plan may not be exercised during an Employee's lifetime except by the Employee or, in the event of the Employee's legal incapacity, by the employee's guardian or legal representative acting in a fiduciary capacity on behalf of the Employee under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for the transferability of particular Awards under the Plan so long as such provisions will not disqualify the exemption for other Awards under Rule 16b-3.

    B. Any grant made under the Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights or in payment of Performance Shares or Performance Units, or that are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 8 of this Plan, shall be subject to further restrictions upon transfer.

Section 13. Adjustments Upon Changes in Capitalization.

    In the event of any change in the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, spin-away, liquidation or other similar change in capitalization, or any distribution to common stock shareholders of the Company other than normal cash dividends, the number or kind of shares that may be issued, transferred or awarded under the Plan pursuant to Section 3, and the number or kind of shares subject to any outstanding Award, shall be automatically adjusted, and the Committee shall be authorized to make such other equitable adjustment of any Award or shares issuable pursuant thereto, or in any Performance Measures related to any Award, so that the proportionate interest of the Employee shall be maintained as before the occurrence of such event. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee shall also make or provide for such adjustments in the maximum numbers of shares of Common Stock which may be issued or transferred upon the exercise of Options or SARs or awarded as Restricted Stock or issued or transferred in payment of Performance shares or Performance Units, as specified in Section 3(A) of the Plan, the maximum numbers of shares of Common Stock specified in Section 3(E) of the Plan and the number of shares to be awarded automatically pursuant to
Section 10 of the Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 13. Any such adjustment shall be conclusive and binding for all purposes of the Plan. If the Reorganization is consummated, (i) the "Common Stock" shall mean thereafter the common stock of Holding Company for which The Detroit Edison Company common stock is exchanged in the Reorganization, subject to adjustment pursuant to this Section 13; (ii) "Company" shall thereafter refer to Holding Company and any successor corporation, and (iii) "Board" and "Committee" shall thereafter refer to the board of directors and applicable committee of Holding Company.

Section 14. Amendment and Termination.

    The Committee may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable. However, under no circumstances, without approval of the Common Stock shareholders, may the Plan be amended or



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


modified to permit the exercise of an Option at an Exercise Price of less than the Fair Market Value of a share of Common Stock on the Date of Grant, to increase the number of shares of stock which may be the subject of Awards under the Plan under Section 3 (except pursuant to adjustments under Section 13), or otherwise cause any Award under the Plan to cease to qualify under Rule 16b-3 or for the performance based exception to Section 162(m) of the Code. The termination or any modification or amendment of the Plan shall not, without the consent of the Employee, adversely affect his or her rights under an Award granted prior thereto.

Section 15. Certain Terminations of Employment, Hardship and Approved Leaves of Absence.

    Notwithstanding any other provision of the Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company, termination of employment to enter public service with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of an Employee who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 8 of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company or any Subsidiary, including without limitation waiving or modifying any limitation or requirement with respect to any Award under this Plan.

Section 16. Miscellaneous Provisions.

    A. Except as provided in Section 10, no Employee or other person shall have any claim or right to be granted an Award under the Plan.

    B. Grant of any Option, SAR or Performance Shares or Performance Units shall not confer upon the grantee any rights of a shareholder with respect to any shares subject to such Award"; PROVIDED THAT THE COMMITTEE MAY AUTHORIZE DIVIDEND EQUIVALENTS ON PERFORMANCE SHARES."

    C. The Plan, the grant, exercise, vesting and/or settlement of Awards thereunder, and the obligations of the Company to satisfy Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and the Committee may impose any additional restrictions with respect to Awards in order to comply with any legal requirements applicable to Awards or to qualify for any exemption it may deem appropriate.

    D. Any expenses of the Plan shall be borne by the Company.

    E. By accepting an Award under the Plan, each Employee and his or her legal representative or beneficiary shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

    F. Nothing in the Plan, or in any Agreement entered into pursuant to the Plan, shall confer on an Employee any right to continue in the employ of the Company or any Subsidiary, or in any way affect the right of the Company or any Subsidiary to terminate the Employee's employment without prior notice at any time for any reason or for no reason.

    G. Participation in the Plan shall not affect an Employee's eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary. Awards under the Plan shall not be considered earnings for purposes of the Employee Savings Plan, any Company-sponsored or Subsidiary-sponsored Retirement Plan, insurance or other employee benefit programs.

    H. With respect to shares acquired upon the exercise of Options or Stock Appreciation Rights and with respect to shares acquired by an individual under a Restricted Stock Award, Performance Share or Performance Unit Award, or otherwise under the Plan, the Company may reserve a "right of first refusal" to purchase from the holder thereof any such shares at Fair Market Value. If such right is reserved, the holder, prior to any disposition of such shares of Common Stock, shall be required to first notify the Corporate Secretary or Vice President and Treasurer of the Company or such other officer as may be designated by the Committee, in writing in such form as the Committee may prescribe, of his or her intention to dispose of any such shares, and the Company will advise the holder within five days whether it intends to purchase or cause to be purchased such shares, for this purpose. Fair Market Value shall be determined as of the date next preceding the date that the Company notifies the holder of its intention to purchase or cause to be purchased such shares. The Committee will designate an officer to decide whether to accept or reject such right of first refusal. If the Company does not exercise its right to purchase or cause to be purchased the shares within such period, the holder may freely dispose of the shares following expiration of such period.

    I. A breach by the Employee, his or her beneficiary(ies), or legal representative, of any restrictions, terms or conditions provided in the Plan, the Agreement, or otherwise established by the Committee with respect to any Award will, unless waived in whole or in part by the Committee, cause a forfeiture of such Award.

    J. The Committee shall not, without the further approval of the Common Stock shareholders of the Company, authorize the amendment of any outstanding Option to reduce the Exercise Price or authorize the amendment of any outstanding Stock Appreciation Right to reduce the base price. Furthermore, no Option or Stock Appreciation Right shall be cancelled and replaced with Awards having a lower Exercise Price or base price without the further approval of the Common Stock shareholders of the Company.

    K. The Plan shall be submitted to the Common Stock shareholders of the Company for their approval on April 24, 1995, or on such other date as may be fixed for the next annual meeting of Common Stock shareholders, and shall become effective only upon such approval and thereafter continue until its termination by the Compensation Committee. No Restricted Stock Awards or Awards to Nonemployee Directors shall be granted prior to the date the Plan becomes effective, and any other Awards that may be granted before the Plan becomes effective shall be granted subject to and shall become effective only upon the effectiveness of the Plan.

    L. The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Michigan.

    M. It is the intention that the Plan at all times fully satisfy the provisions and conditions of Rule 16b-3 applicable to a Plan of this type. Accordingly, anything herein to the contrary notwithstanding, to the extent that Rule 16b-3 at any given time would require that decisions concerning the selection of Employees who are or become subject to reporting requirements of
Section 16 of the Exchange Act ("Section 16 Reporting Persons") to be granted Awards hereunder, the timing, amounts, and other terms of such Awards, and the form of settlement of any such Awards be made only by the Committee, all such decisions by the Committee shall be final and conclusive and not subject to reversal or modification by the Board. Moreover, irrespective of any rights or discretionary power which a Section 16 Reporting Person holding a pertinent Award otherwise would possess hereunder or under the Agreement evidencing such Award concerning the timing of exercise of a SAR, the manner of paying the Exercise Price for an exercised Option, a request or election concerning the form of settlement of a SAR, or the manner of satisfying tax withholding obligations arising with respect to any Award, the Section 16 Reporting Person shall be entitled to exercise such rights and discretion only at such times and manner and under such other conditions as at the time are contemplated by the applicable provisions of Rule 16b-3 and any attempt otherwise to exercise such rights or discretion shall be void and of no effect. The Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that this Plan shall be subject to Rule 16b-3 as in effect on and after May 1, 1991.

    N. Restrictions on Common Stock. The Company may impose restrictions on any shares of Common Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and with any blue sky or securities laws applicable to such shares.

    O. The Committee may require or permit Employees to elect to defer the issuance of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

    P. The Committee may condition the grant of any Award or combination of Awards authorized under this Plan (other than non-discretionary Awards pursuant to Section 10) on the surrender or deferral by an Employee of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Employee.

    Q. If another corporation is merged into the Company or the Company otherwise acquires another corporation, the Committee may elect to assume under this Plan any or all outstanding stock options or other awards granted by such corporation under any stock option or other plan adopted by it prior to such acquisition. Such assumptions shall be on such terms and conditions as the Committee may determine; provided, however, that the awards as so assumed do not contain any terms, conditions or rights that are inconsistent with the terms of this Plan. Unless otherwise determined by the Committee, such awards shall not be taken into account for purposes of determining the limitations contained in
Section 3 of this Plan.






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